EXHIBIT 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185 Fax: 720-981-1186
Trading Symbol: VGZ Toronto and NYSE MKT Stock Exchanges

__________________ NEWS _________________

Vista Gold Corp. Announces Third Quarter 2015 Results

Denver, Colorado, October 29, 2015 - Vista Gold Corp. (the “Company,” “we” or “our”) (NYSE MKT: VGZ) (TSX: VGZ) today announced its unaudited financial results for the third quarter ended September 30, 2015. Management’s quarterly conference call to discuss these results is scheduled for 2:30 p.m. MST on November 9, 2015. The Company’s unaudited financial statements, Management’s Discussion and Analysis together with other important disclosures can be found in the Company’s  Quarterly Report on Form 10-Q, filed with the U.S. Securities and Exchange Commission and the Canadian securities regulatory authorities.

Summary of Third Quarter 2015 Financial Results

We reported net income of $0.5 million or $0.01  per share for the three months ended September 30, 2015. This includes a  $4.4 million payment received from the Australian Government under a research and development incentive program for costs incurred in the 2013 fiscal year; an unrealized $0.6 million mark-to-market loss on our investment in Midas Gold Corp. (“Midas”); $2.9 million of operating expenses and $0.3 million foreign exchange loss (resulting from the weaker Australian dollar).  During the three months ended September 30, 2014, we reported a  net loss of $4.9 million or $0.06 per share inclusive of an unrealized $3.8 million mark-to-market loss on our investment in Midas, and $1.1 million of operating expenses.

Our working capital at September 30, 2015 totaled approximately $16.0 million, including cash and short-term investments (comprised of government securities) of approximately $14.7 million. The Company has no debt.

Frederick H. Earnest, President and Chief Executive Officer, commented, “We have worked hard to ensure the Company remains funded without diluting our shareholders, and I am enthusiastic about our success and the opportunities it affords us.  With our improved balance sheet we believe we are able to fund our currently planned activities into 2018, and we still have opportunities to access additional financing from non-dilutive sources such as the sale of our used mill equipment and the monetization of our other non-core assets.  Having effectively addressed our liquidity needs at this time, we  are now able to shift our team’s focus from basic survival tactics to value creation strategies that could better position the Mt Todd gold project for fast-track development when economic conditions permit; and to judiciously evaluate and pursue other near-term value creating opportunities.”

To review the Company’s  Quarterly Report on Form 10-Q for the three months ended September 30, 2015, including the related Management’s Discussion and Analysis, visit any of the following websites: www.sedar.com,  www.sec.gov or www.vistagold.com.

Management Conference Call

A conference call with management to review our financial results for the three months ended September 30, 2015 and to discuss corporate and project activities is scheduled for Monday,  November 9, 2015 at 2:30 p.m.  MST.

Toll-free in North America: 1-866-233-5249

International:  416-642-3300

This call will also be web-cast and can be accessed at the following web location:

http://event.on24.com/r.htm?e=1079392&s=1&k=6981E2DDEE97758D6A33F17A6527CD7C

This call will be archived and available at www.vistagold.com after November 9, 2015.  Audio replay will be available for 21 days by calling toll-free in North America:  1-866-245-6755, passcode 279138.

If you are unable to access the audio or phone-in on the day of the conference call, please email questions to Connie Martinez, Manager – Investor Relations (email: connie@vistagold.com), and we will try to address these questions prior to or during the conference call.

All dollar amounts in the press release are U.S. dollars.

About Vista Gold Corp.

The Company is a well-funded gold project developer. Our principal asset is our flagship Mt Todd gold project in Northern Territory, Australia.  We also hold approximately 4.9%  of the outstanding common shares of Midas,  non-core projects in Mexico and the United States and royalty interests in projects in Bolivia and Indonesia. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

For further information, please contact Connie Martinez at (720) 981-1185.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as our belief that we are funded into 2018 and have addressed our current liquidity needs,  our ability to access additional non-dilutive financing,  our ability to evaluate and execute programs that could better position the Mt Todd gold project for fast-track development and our ability to judiciously evaluate and pursue other near-term value creating opportunities are forward-looking statements and forward-looking information;  and other such matters are forward-looking statements and forward-looking information.  The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our approved business plans, exploration and assay results, mineral resource and reserve estimates and results of preliminary economic assessments, pre-feasibility studies and feasibility studies on our projects, if any, and positive changes to current economic conditions and the price of gold.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,”  “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed on March 3, 2015 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.